Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258155 on Form N-2 of our report dated October 4, 2021 relating to the financial statement of Apollo Debt Solutions BDC, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

October 26, 2021